Exhibit 20(a)

                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED



                                     NOTICE



NOTICE is hereby given that the Sixteenth Annual Meeting of the Shareholders of MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED will be held at the Tamarind Cove Hotel, St. James, Barbados on Wednesday, May 14, 2003 at 11:00 a.m. for the following purposes:

1. Adoption of minutes of previous meeting of Shareholders held on May 8, 2002.

2. To receive and consider the financial statements of the Company for the twelve-month period ended December 31, 2002 together with the independent auditors' report thereon.

3.       To elect directors.

4. To confirm the appointment of Deloitte & Touche as the Company's independent auditors for the year ended December 31, 2003.

5. To conduct any other business that may properly be transacted at an annual meeting.






                        DATED THE 22nd DAY OF APRIL, 2003

                              BY ORDER OF THE BOARD




                                  MICHAEL BOYCE

                                 AS SECRETARY OF
                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED


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                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                           Annual Meeting May 14, 2003

                                 PROXY STATEMENT
                                 April 22, 2003


          This proxy statement is furnished by management of Motors Mechanical Reinsurance Company, Limited (the "Company") in connection with the solicitation of proxies for use at the annual meeting of the Company to be held on May 14, 2002 at 11:00 a.m. at the Tamarind Cove Hotel, St. James, Barbados. Please complete and return the attached proxy indicating whether or not you plan to attend the meeting. A proxy may be revoked at any time prior to the meeting in writing or by attendance of the shareholder at the meeting.

          Shareholders of record as of the date of this proxy statement are entitled to notice and to vote at the meeting. As of such date, there were 22,800 participating shares outstanding, held by 411 persons representing 228 series. All the common stock is held by GMAC Insurance Holdings, Inc., ("GMACI"). Each share entitles the holder to one vote on matters on which that class of stock is entitled to vote.

          This proxy statement is accompanied by notice of the meeting, financial statements for the year ended December 31, 2002 and a form of proxy.


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                              ELECTION OF DIRECTORS

          The Company has a board of directors consisting of six members. Five directors, of whom one is a resident of Barbados, are elected by the holder of the common shares and one director is elected by holders of the participating shares. Directors serve without compensation other than reimbursement of actual expenses. They are elected for one-year terms.

          Mr. Harvey J. Koning has been nominated to stand for re-election as director by the participating shareholders. Other nominations can be made by the holders of at least two series of participating shares by notifying the secretary in writing at least ten days prior to the meeting. The nominee receiving the highest number of votes will be elected.

          In addition, five directors will be elected by the common shareholder. It is anticipated that MIC will choose to re-elect William B. Noll, Thomas D. Callahan, John J. Dunn, Jr., Robert E. Capstack, Peter R.P. Evelyn to serve as directors.

          Information regarding the age and current occupation of persons nominated to be re-elected as directors by the common shareholder and the person nominated to be elected as director by the participating shareholders is set forth below.

                                       Position with the Company and Other
Name                          Age      Employment During the Past Five Years
----                          ---      -------------------------------------
William B. Noll               60       Chairman, Chief Executive Officer,
                                       President & Director (President, GMAC
                                       Insurance Holdings, Inc., 1997 to
                                       present; President, Motors Insurance
                                       Corporation ("MIC"), 1999 to present;
                                       Executive Vice President & Chief
                                       Financial Officer, MIC, 1993-1999).

                                       Mr. Noll became President & Director in
                                       1995.

Thomas D. Callahan            50       Executive Vice-President and Director
                                       (Senior Vice President, MIC, 1998 to
                                       present; Vice President, MIC, 1994-1998).

                                       Mr. Callahan became Executive
                                       Vice-President and Director in April of
                                       1999.

John J. Dunn, Jr.             44       Vice-President & Director
                                       (Treasurer, GMAC Insurance Holdings,
                                       Inc., 1997 to present; Vice President
                                       and Treasurer, MIC, 1998 to present;
                                       Assistant Treasurer, MIC, 1995-1998;
                                       Manager, Coopers & Lybrand L.L.P.).

                                       Mr. Dunn became Vice-President and
                                       Director in 1996.



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                        ELECTION OF DIRECTORS (CONTINUED)


Robert E. Capstack            62       Vice-President and Director
                                       (Section Manager, MIC, 1994;
                                       Vice-President, GMAC Securities
                                       Corporation, 1999)

                                       Mr. Capstack became Vice-President and
Director in 1999.
Peter R.P. Evelyn             61       Director
                                       (Attorney, 2002 to present;
                                       Partner,Evelyn, Gittens & Farmer, a
                                       Barbados law firm (1986-2002)).

                                       Mr. Evelyn became a Director in 1986.

Harvey J. Koning              62       Director
                                       (President, Grand Oldsmobile Center Inc.,
                                       Grand Rapids, MI, 1983).


                        ELECTION OF INDEPENDENT AUDITORS


          The Board of Directors proposes that the shareholders confirm the selection of Deloitte & Touche, Bridgetown, Barbados, as independent auditors to audit the financial statements of the Company for the year ended December 31, 2003. Deloitte & Touche has served as the Company's independent auditors since its inception in 1986. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting of Shareholders.



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                                    P R O X Y
             PART II MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED

                      PART III PARTICIPATING SHAREHOLDERS


I/We, ______________________________________, a member of the above-named company hereby appoint Ronald W. Jones, Vice-President, Finance of the Company or failing him Michael R. Boyce, Secretary of the Company, as my/our proxy to vote for me/us on my/our behalf at the shareholders meeting to be held on May 14, 2003 or at any adjournment thereof and in particular to vote for:

     (i) The election of Mr. Harvey J. Koning to serve as a director representing the participating shareholders.

     (ii) The confirmation of Deloitte & Touche as the independent auditors of the Company for the current fiscal year.




                  Dated this ________ day of __________, 2003.

------------------------------                       ---------------------------
Signature                                            Print Name

          As a Shareholder in Series # __________
          (for identification purposes, please indicate the series in which you are a shareholder)

--------------------------------------------------------------------------------

Completed Proxy forms should be returned either by facsimile or overnight mail to the Company's Barbados address as follows:


         Motors Mechanical Reinsurance Company, Limited
         c/o Aon Insurance Managers (Barbados) Ltd.
         One Financial Place, P.O. Box 1304,
         Collymore Rock,
         St. Michael, Barbados, W.I.
         Tel.#:  (246) 436-4895             Fax#:  (246) 436-9016



ANY QUESTIONS RELATIVE TO THE CONTENT OR COMPLETION OF THIS PROXY SHOULD BE DIRECTED TO MR. RONALD W. JONES, VICE-PRESIDENT, FINANCE AT THE ABOVE LOCATION


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                                      PROXY
                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                               COMMON SHAREHOLDER

          GMAC INSURANCE HOLDINGS, INC., a member of the above-named company, hereby appoints Thomas D. Callahan, Director of the Company or failing him Robert E. Capstack, Director of the Company, as its proxy to vote for it on its behalf at the shareholders meeting to be held on May 14, 2003 or at any adjournment thereof and in particular to vote for:

(i) The election of the following individuals to serve as directors representing the Common Shareholder:

                           William B. Noll
                           Thomas D. Callahan
                           John J. Dunn Jr.
                           Robert E. Capstack
                           Peter R.P. Evelyn

(ii) The confirmation of Deloitte & Touche as the independent auditors of the Company for the current fiscal year,

(i)  Dated this ________ day of ______________, 2003



                          GMAC INSURANCE HOLDINGS, INC.


------------------------------                  --------------------------------
Signature                                       Print Name


                                                --------------------------------
                                                Title


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Signature of the proxy was not provided by Michael Boyce.

After discussion with Jim Knott, and referencing By-Law 18.7, it was determined that the typewritten name of the Secretary was sufficient for the notice to be sent to the shareholders.